Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Pre-announces Third Quarter Results;

Schedules Conference Call and Webcast to Discuss

NEW YORK, NY – October 20, 2008 – Hudson Highland Group, Inc. (Nasdaq: HHGP) today announced that it expects third quarter revenue and adjusted EBITDA to be between $271 - $272 million and $5.9 - $6.1 million, respectively, compared with guidance on July 30, 2008 of $290 - $305 million and $8 - $11 million. Exchange rate fluctuations during the quarter reduced reported revenue by approximately $7 million and adjusted EBITDA by approximately $1 million from exchange rates used to calculate third quarter guidance.

Third quarter results were below previous guidance due primarily to spreading economic weakness in international markets, particularly the UK and Australia, and weaker foreign currencies, as the company reviewed at a recent investor conference and in its September 18, 2008 Form 8-K regarding third quarter trends. As discussed at the investor conference, July and August were weaker than expected, and while September was the strongest month of the quarter and benefitted from cost reduction actions, it was not sufficient to overcome the earlier shortfalls.

The company also announced that it will release third quarter financial results for the period ended September 30, 2008 after the market closes on October 28, 2008. Management will conduct a live conference call to be broadcast simultaneously over the Internet to review the company’s quarterly results, market trends and outlook at 9:00 AM ET on Wednesday, October 29, 2008. Jon Chait, chairman and chief executive officer, Hudson Highland Group, Mary Jane Raymond, executive vice president and chief financial officer, and David F. Kirby, director of investor relations, will host the call.

Individuals wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 67938698 at 8:50 AM ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 67938698. Hudson Highland Group’s conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hudson.com.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the company’s history of negative cash flows and operating losses may continue; the ability of clients to terminate their relationship with the company at any time; the impact of global economic fluctuations on temporary contracting operations; risks and financial impact associated with acquisitions and dispositions of non-strategic assets; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; restrictions imposed by blocking arrangements; exposure to employment-related claims and limits on insurance coverage related thereto; government regulations; restrictions on the company’s operating flexibility due to the terms of its credit facility; and the company’s ability to maintain effective internal control over financial reporting. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.